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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 21, 2005

                          COASTAL FINANCIAL CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)

Delaware                            0-19684                 57-0925911
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(State or other jurisdiction of     (Commission             (IRS Employer
 incorporation or organization)     File Number)            Identification No.)

2619 Oak Street, Myrtle Beach, South Carolina               29577
---------------------------------------------               -----
(Address of principal executive offices)                    (Zip Code)

                                 (843) 205-2000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01       ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.
                ----------------------------------------

      Effective September 21, 2005, upon recommendation of the Compensation Committee of the Board of Directors of Coastal Financial Corporation (the "Company"), the Company's Board of Directors accelerated the vesting of, and vested, all unvested outstanding options to acquire the Company's common stock granted in fiscal years 2003, 2004 and 2005, totaling approximately 731,000 options, that would otherwise vest at various times through the end of fiscal 2010 (the "Acceleration"). All other terms and conditions of such options remain unchanged as a result of the Acceleration.

      The Board of Directors has determined that the Acceleration is in the best interests of the Company and its shareholders because it is expected to reduce compensation expense that the Company would otherwise be required to record in future periods when the Company becomes subject to the requirements of Financial Accounting Board ("FASB") Statement No. 123 "Share-Based Payment (Revised
2004)" ("SFAS 123R"). The Company becomes subject to SFAS 123R on October 1, 2005 (i.e., the first day of its fiscal year ending September 30, 2006). Currently, the Company accounts for stock-based compensation using the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," under which the Company has not recognized any compensation expense for its stock option grants. SFAS 123R will generally require that the Company record compensation expense equal to the fair value of all equity-based compensation over the vesting period of each award.

      As a result of the Acceleration and based on estimated Black-Scholes value calculations, the Company expects to avoid recognition of pre-tax compensation expense related to the options subject to the Acceleration of approximately $965,000 in fiscal 2006, $885,000 in fiscal 2007, $670,000 in fiscal 2008,
$400,000 in fiscal 2009, and $50,000 in fiscal 2010.

      The Acceleration meets the criteria for variable accounting under FASB Interpretation No. 44 ("FIN 44"). Based upon past experience, the Company believes that the majority of the holders of the options subject to the Acceleration will remain employed or otherwise affiliated with the Company and/or its affiliates over the full term of the original vesting period. Consequently, under the provisions included in FIN 44, the Company expects to record in the fourth fiscal quarter ending September 30, 2005, a pre-tax charge to earnings of approximately $90,000, in the form of compensation expense, related to the Acceleration.

      The Company intends to disclose the pro forma effect of the Acceleration in its audited consolidated financial statements for the fiscal year ending September 30, 2005, that will be contained in its 2005 Annual Report to Shareholders, as permitted under applicable transition guidance relating to SFAS 123R.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    COASTAL FINANCIAL CORPORATION



Date: September 22, 2005            By: /s/ Michael C. Gerald
                                        ----------------------------------------
                                        Michael C. Gerald
                                        President and Chief Executive Officer